3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169

Our File Number: 51571-00001

Exhibit 5

June 29, 2011

You On Demand Holdings, Inc.
27 Union Square
West Suite 502
New York, New York 10003

Re:	You On Demand Holdings, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to You On Demand Holdings, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 79,065,972 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain selling stockholders of the Company under a Registration Statement on Form S-1 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”).  Of the 79,065,972 Shares subject to the Registration Statement, 73,440,972 of such Shares are issued and outstanding (the “Issued Shares”) and 5,625,000 of such shares are to be issued upon exercise of rights under a Letter Agreement as described below (the “Option Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the Amended and Restated Bylaws of the Company; (iv) a form of Securities Purchase Agreement dated May 26, 2011 related to the issuance of the Issued Shares, (v) a Letter Agreement dated June 7, 2011 related to the Option Shares,  (v) a specimen certificate representing the Common Stock, and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the registration of the Shares under the Securities Act of 1933, as amended (“Securities Act”), and such other matters as relevant.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

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www.lewisandroca.com

June 29, 2011 Page 2

Based upon and subject to the foregoing, we are of the opinion that (i) the Issued Shares have been duly authorized, were validly issued and are fully paid and nonassessable; and (ii) the Option Shares have been duly authorized and upon issuance in accordance with the terms of the Letter Agreement will be validly issued, fully paid, and nonassessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).  We express no opinion regarding the effect of or compliance with any securities laws related to the issuance or resale of the Shares or the effect of the laws of any jurisdiction other than the State of Nevada.

This opinion letter has been prepared solely for use in connection with the transactions contemplated in the Registration Statement and may be relied upon by investors with respect to such transactions, but is not be utilized or relied upon for any other purpose without our prior written consent.  We disclaim any undertaking to advise you or any investor of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP